FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE

March 7, 2012

FIRST PACTRUST BANCORP, INC. ANNOUNCES 2012 ANNUAL MEETING DATES

Irvine, CA – March 7, 2012 – (NASDAQ – BANC) – First PacTrust Bancorp, Inc., the parent corporation of PacTrust Bank, has announced that its 2012 annual meeting of shareholders will be held 9:00 a.m. PDT on Monday, May 21, 2012, at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine California.

Shareholders of record as of March 27, 2012 will be entitled to notice of and to vote at the meeting.

More information about the Company can be found on its website at http://www.firstpactrustbancorp.com.

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate”, “continue,” or other comparable words.  In addition, all statements other than statements of historical facts that address activities that First PacTrust Bancorp, Inc. expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its form 10-K for the Fiscal Year ended December 31, 2011, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.

Contact:

Richard HerrinExecutive Vice President Chief Administrative Officer and Corporate Secretary

Phone: (949) 236 - 5300

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